Exhibit 99.1

Targacept Takes Further Actions to Align Resources with Corporate Objectives

Winston-Salem, NC — October 8, 2012 — Targacept, Inc. (NASDAQ: TRGT) today provided details of a previously announced workforce reduction that will affect approximately 38% of current employees. The company further announced that it will close its laboratory operations by the end of 2012. Targacept is implementing these measures to align its resources more closely with corporate objectives that include realizing the value potential of its clinical programs and conserving capital to best position the company for future opportunities. The reduction in force and changes to operations are expected to generate annual savings of approximately $9.6 million beginning in 2013.

“This is a difficult step for us to take, as many talented professionals who have contributed significantly to Targacept over the years will be leaving the company. We are deeply appreciative of these employees for their years of committed service,” said Mark Skaletsky, Chairman of Targacept’s Board of Directors.

Targacept estimates one-time severance and other charges related to the reduction in force of approximately $1.5 million will be incurred in the fourth quarter of 2012. Targacept expects the actions announced today, together with steps implemented earlier this year, will generate annual savings of approximately $22.5 million on a going forward basis. Targacept currently has cash and investments of approximately $195.0 million and continues to expect that its cash resources will be sufficient to fund its operating requirements through at least 2015.

With the reduction in force announced today, Targacept will have 43 employees.

About Targacept

Targacept is developing a diverse pipeline of innovative NNR Therapeutics™ for difficult-to-treat diseases and disorders of the nervous system. NNR Therapeutics selectively modulate the activity of specific neuronal nicotinic receptors, unique proteins that regulate vital biological functions that are impaired in various disease states. Targacept’s clinical pipeline includes multiple Phase 2 product candidates, all representing first-in-class opportunities. Targacept leverages its scientific leadership and diverse pipeline to attract significant collaborations with global pharmaceutical companies. For more information, please visit www.targacept.com.

TARGACEPT

Building Health, Restoring Independence®

Forward-Looking Statements

This press release includes “forward-looking statements” made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, without limitation: the annual savings from the reduction in Targacept’s workforce and operational changes, alone or together with steps implemented earlier in 2012; the amount of severance and other costs related to the workforce reduction; the value potential of Targacept’s clinical-stage programs; or Targacept’s plans, expectations or future operations, financial position, revenues, costs or expenses. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various important factors, including without limitation Targacept’s critical accounting policies and risks and uncertainties relating to: Targacept’s ability to implement the workforce reduction successfully and achieve the estimated savings; Targacept’s ability to manage its cash operating expenses; whether the workforce reduction will have an adverse impact on the development of any Targacept product candidate or Targacept’s business generally; the conduct and results of clinical trials and non-clinical studies and assessments of TC-5619, TC-5214, AZD3480, AZD1446 or any other Targacept product candidate, including the performance of third parties engaged to execute such trials, studies and assessments; whether positive findings from any particular completed clinical trial of TC-5619 will be replicated in ongoing or any future clinical trials; Targacept’s ability to protect its intellectual property; the timing and success of submission, acceptance and approval of regulatory filings; and those risks and uncertainties described under the heading “Risk Factors” in Targacept’s most recent Annual Report on Form 10-K and in other filings that it makes with the Securities and Exchange Commission. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements may not occur. Targacept cautions you not to place undue reliance on any forward-looking statement.

In addition, any forward-looking statement in this press release represents Targacept’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Targacept disclaims any obligation to update any forward-looking statement, except as required by applicable law.

NNR Therapeutics™ and Building Health, Restoring Independence® are trademarks or service marks of Targacept, Inc. Any other service marks, trademarks and trade names appearing in this press release are the properties of their respective owners.

Contacts

Alan Musso, SVP, Finance and Administration and CFO

Targacept, Inc.

Tel: (336) 480-2186

Email: alan.musso@targacept.com

Michelle Linn

Linnden Communications

Tel: (508) 362-3087

Email: linnmich@comcast.net